UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2017

AKERS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	333-190456	22-2983783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Grove Road

Thorofare, NJ 08086

(Address of Principal Executive Offices)

(856) 848-2116

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 9, 2017, Akers Biosciences, Inc., a New Jersey Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Joseph Gunnar & Co., LLC (the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Company of an aggregate 1,667,000 shares (the “Shares”) of the Company’s common stock, no par value (“Common Stock”) and five year warrants to purchase up to 833,500 shares of Common Stock with an exercise price of $1.50 per share (the“Warrants”), at a combined public offering price of $1.20 per Share and half-Warrant. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 45-day option to purchase up to an additional 122,500 Shares and/or 61,250 Warrants. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement and related “lock-up” agreements, the Company and each director and executive officer of the Company has agreed, subject to certain exceptions, not to sell, transfer or otherwise dispose of securities of the company during the six-month period following the date of the Underwriting Agreement, subject to extensions in certain circumstances.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for the purpose of such agreements and as of the specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties. The foregoing descriptions of the Underwriting Agreement and form of Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement and form of Warrant, which are filed as Exhibit 1.1 and 4.1 hereto, respectively, and are incorporated herein by reference. A copy of the opinion of Lucosky Brookman LLP relating to the legality of the issuance and sale of the Shares, the Warrants, and the shares issuable on the exercise of the Warrants is attached as Exhibit 5.1 hereto.

The gross proceeds to the Company from the sale of the Shares and the Warrants in the Offering are approximately $2,000,400, before deducting the underwriting discount and other estimated offering expenses payable by the Company (or, if the over-allotment option is exercised in full, approximately $2,147,400). The Company expects to use the net proceeds of the Offering for growth and working capital, including introducing new diagnostic products to the market, fulfilling future purchase orders, developing new customers, expanding research and development initiatives, and for other general corporate purposes.

The Offering is made pursuant to (i) a prospectus filed with the Company’s existing shelf registration statement on Form S-3 (File No. 333-214214) initially filed with the Securities and Exchange Commission (the “SEC”) on October 24, 2016, as amended on November 15, 2016, and declared effective with the SEC on November 16, 2016; (ii) a preliminary prospectus supplement filed with the SEC on November 16, 2016; (iii) a preliminary prospectus supplement filed with the SEC on January 6, 2017; and (iv) a final prospectus supplement filed with the SEC on January 10, 2017. The Offering is expected to close on or about January 13, 2017, subject to the satisfaction of customary closing conditions.

On January 9, 2017, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Exhibits

(d) Exhibits

Exhibit No.	Exhibit

1.1	Underwriting Agreement dated January 9, 2017, between Akers Biosciences, Inc. and Joseph Gunnar & Co., LLC
4.1	Form of Warrant
5.1	Opinion of Lucosky Brookman LLP
23.1	Consent of Lucosky Brookman LLP (Included in Opinion of Lucosky Brookman LLP, Exhibit 5.1)
99.1	Press Release dated January 9, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Date: January 10, 2017	By:	/s/ John J. Gormally
John J. Gormally
Chief Executive Officer